CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” and to the incorporation by reference of our report dated April 25, 2012 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Texas Quality Income Municipal Fund filed with the Securities and Exchange Commission in this initial filing under the Securities Act of 1933.

/s/ Ernst & Young LLP

Chicago, Illinois

May 4, 2012